EXHIBIT 23.2

                      Consent of PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (333-67365) of our report dated February 6, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of FNB Financial Services
Corporation, which is incorporated by reference in FNB Financial Services Corporation's Annual Report appears in the Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
July 18, 2001